UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 5, 2007

RUBBER RESEARCH ELASTOMERICS, INC.
(Exact name of registrant as specified in charter)

000-15947 (Commission File No.)	41-0843032 (IRS Employer Identification No.)

Minnesota
(State or other jurisdiction of incorporation or organization)

4500 Main Street N.E.
Minneapolis, Minnesota 55421
(Address of principal executive offices)

763-572-1056
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 of the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The description under Item 3.02 below is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

On September 5, 2007, we issued an aggregate of 1,232,515 shares of our 8.5% Convertible Preferred Stock. The shares were issued pursuant to Conversion Agreements between us and certain holders of outstanding convertible promissory notes issued by us (the “Notes”). Under the terms of the Conversion Agreements, each holder agreed to convert the entire principal balance of the Note(s) held by such holder, along with all accrued and unpaid interest, into shares of 8.5% Convertible Preferred Stock at a conversion price of $0.42 per share. The aggregate amount of principal and interest converted into 8.5% Convertible Preferred Stock was approximately $517,656. Each share of 8.5% Convertible Preferred Stock, including accrued but unpaid dividends, is convertible into common stock at a conversion price of $0.03 per share (without payment of any additional consideration) and is entitled to the number of votes equal to the number of shares of common stock into which such share could then be converted.

As of September 5, 2007, the 1,232,515 shares of 8.5% Convertible Preferred Stock entitled the holders thereof to cast a total of 17,255,210 votes on matters submitted to a vote of shareholders. One holder received 778,074 shares of 8.5% Convertible Preferred Stock and another holder received 214,292 shares, representing approximately 28.4% and 7.8%, respectively, of the total voting power of our outstanding capital stock as of September 5, 2007.

The rights and preferences of the 8.5% Convertible Preferred Stock are summarized in Item 5.03 below and filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. The form of the Conversion Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

We relied on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), for issuance of the shares to the Note holders. In the Conversion Agreement, each holder of Notes represented and agreed they were purchasing our securities for their own accounts and for investment without the intention of reselling or redistributing the securities. We placed a restricted legend on the certificates representing the securities. Each holder also represented that he or she was an “accredited investor” within the meaning of the Act. We also relied on the exemption under Section 3(a)(9) of the Act. We did not directly or indirectly pay or give any commissions or other remuneration for soliciting the conversion of the Notes into shares of 8.5% Convertible Preferred Stock.

Item 3.03 Material Modification to Rights of Security Holders

The descriptions under Items 3.02 above and 5.03 below are incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The description under Item 3.02 above is incorporated by reference.

On September 5, 2007, we established a new series of preferred stock, designated “8.5% Convertible Preferred Stock,” by filing a Certificate of Designation of the Rights and Preferences of 8.5% Convertible Preferred Stock of Rubber Research Elastomerics, Inc. (the “Certificate of Designation”) with the Office of the Secretary of State of the State of Minnesota. A copy of the Certificate of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. The 8.5% Convertible Preferred Stock was established by our Board of Directors pursuant to the authority granted to and vested in the Board by the laws of the State of Minnesota and our Restated Articles of Incorporation.

The 8.5% Convertible Preferred Stock has a par value of $0.42 per share. Dividends accrue on the 8.5% Convertible Preferred Stock at the rate of 8.5% per year, whether or not declared, and are cumulative. In the event of liquidation of the Company, each holder of 8.5% Convertible Preferred Stock will be entitled to receive the par value thereof plus all accrued but unpaid dividends thereon to the date

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of distribution, before any distributions is made to holders of other capital stock of the Company. The 8.5% Convertible Preferred Stock (including accrued but unpaid dividends to the date of conversion) is convertible into common stock at a conversion price of $0.03 per share (subject to adjustment as set forth in the Certificate of Designation). All outstanding shares of 8.5% Convertible Preferred Stock will be automatically converted into shares of common stock upon the affirmative vote or written election of the holders of at least two-thirds (2/3) of the voting power of the 8.5% Convertible Preferred Stock then outstanding. The holders of shares of 8.5% Convertible Preferred Stock and common stock will vote together as a single class on all matters submitted to a vote of shareholders, except as otherwise expressly provided herein or as required by law. Each share of 8.5% Convertible Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which such share could then be converted.

Please refer to the Certificate of Designation for a full description of the rights and preferences associated with the 8.5% Convertible Preferred Stock.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Restated Articles of Incorporation of Rubber Research Elastomerics, Inc., including Certificate of Designation of the Rights and Preferences of 8.5% Convertible Preferred Stock

10.1	Form of Conversion Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RUBBER RESEARCH ELASTOMERICS, INC.

Dated: September 12, 2007	By:	/s/ Fred J. Stark, Jr.
Fred J. Stark, Jr., President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Articles of Incorporation of Rubber Research Elastomerics, Inc., including Certificate of Designation of the Rights and Preferences of 8.5% Convertible Preferred Stock

10.1	Form of Conversion Agreement

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